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Exhibit 21 - List of Subsidiaries at December 31, 1999:

           Regions Bank (1)
           Minden Bank & Trust Company (2)
           Regions Financial Leasing, Inc. (3)
           Regions Agency, Inc. (3)
           Regions Investment Company, Inc. (3)
           Regions Mortgage, Inc. (3)
           Regions Life Insurance Company (4)
           Regions Agency, Inc. (Georgia) (5)
           Regions Agency, Inc. (Louisiana) (7)
           Knox Mortgage Company (5)
           Regions Title Company, Inc. (6)
           MCB Life Insurance Company (6)
           Meigs Holding (6)
           MCB Insurance, Inc. (6)
           Credit Source, Inc. (6)
           Regions Credit Corporation (3)
           Regions Interstate Billing Service, Inc. (3)
           Regions Asset Management Company, Inc. (3)
           RAMCO - FL Holding, Inc. (3)
           Regions Asset Holding Company, Inc. (3)
           Regions Asset Company, Inc. (8)
           Regions Licensing Company, Inc. (8)
           Regions Investment Management Holding Company, Inc. (8)
           Regions Investment Management Company, Inc. (8)
           Commercial Capital Funding, Inc. (9)
           Regions Insurance Agency of Arkansas (9)
           Palmetto Service Corporation (10)
           Palmetto Investment Services, Inc. (10)
           Quick Credit Corporation (10)
           EFC Holdings Corporation (11)
           EquiFirst, Inc. (11)
           EquiFirst Mortgage Inc. (11)
           Money America, Inc. (11)
           Regions Reinsurance Corporation (12)
           KWB Holdings, Inc. (13)
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(1)   Affiliate state bank in Alabama chartered under the banking laws of
      Alabama.

(2) Affiliate state bank in Louisiana chartered under the banking laws of Louisiana.

(3) Bank-related subsidiary organized under the Business Corporation Act of the state of Alabama.

(4) Bank-related subsidiary incorporated under the laws of the state of Arizona and doing business principally in the state of Alabama.

(5) Bank-related subsidiary incorporated under the laws of the state of Georgia.

(6) Bank-related subsidiary incorporated under the laws of the state of Tennessee.

(7) Bank-related subsidiary incorporated under the laws of the state of Louisiana.

(8) Bank-related subsidiary incorporated under the laws of the state of Delaware.

(9) Bank-related subsidiary incorporated under the laws of the state of Arkansas.

(10) Bank-related subsidiary incorporated under the laws of the state of South Carolina.

(11) Bank-related subsidiary incorporated under the laws of the state of North Carolina.

(12) Bank-related subsidiary incorporated under the laws of the state of Vermont.

(13) Second-tier holding company subsidiary incorporated under the laws of the state of Tennessee